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                                                                       Exhibit 5

                                 GENERAL RELEASE

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT

   ROBERT S. ELLIN, NANCY ELLIN, ATLANTIS EQUITIES, INC., ROBERT ELLIN FAMILY
                  1997 TRUST, ROBERT ELLIN PROFIT SHARING PLAN,
                            collectively the RELEASOR

in consideration of the sum of $10.00 and other good and valuable consideration received from FORWARD INDUSTRIES, INC. as RELEASEE, receipt whereof is hereby acknowledged, releases and discharges RELEASEE, its successors, affiliates and assigns, the RELEASEE'S officers, directors, employees and their respective affiliates, successors and assigns (all of the foregoing, collectively, the "RELEASEES") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, including without limitation claims and demands referred to in RELEASOR'S filings on Schedule 13D or relating to compensation policy, loans and contracts with vendors, which, against the RELEASEES, the RELEASOR, RELEASOR'S heirs, executors, administrators, trustees, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reasons of any matter, cause or thing whatsoever from the beginning of the world to the date of the date of this RELEASE, except that

RELEASOR expressly acknowledges and agrees that this RELEASE shall not apply to RELEASEE'S agreements, obligations, covenants, undertakings, representations and warranties contained in that certain (a) Settlement Agreement, dated April 11, 2002, between Robert S. Ellin, an individual residing at 350 East 79th Street, New York, NY 10021 ("Ellin"), Nancy J. Ellin, an individual residing at 350 East 79th Street, New York, NY 10021 ("Nancy Ellin"), Atlantis Equities, Inc., a New York corporation ("Atlantis"), Robert Ellin Family 1997 Trust, a trust formed under the laws of the United States of America (the "Trust"), Robert Ellin Profit Sharing Plan, a Plan formed under the laws of the United States of America (the "Plan", and together with Ellin, Nancy Ellin, Atlantis and the "Trust", the "Ellin Group") and Forward Industries, Inc., (b) Standstill Agreement, dated April 11, 2002, between Ellin, Nancy Ellin, Atlantis, the Trust and the Plan and Forward Industries, Inc., or (c) Letter Agreement, dated April 11, 2002, between Atlantis Equities, Inc. and Forward Industries, Inc., the agreements, terms and conditions of each of which (x) are hereby ratified and reaffirmed and (y) shall survive the execution and delivery of this RELEASE and which constitute in sum and substance the consideration for which this RELEASE is given.


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This RELEASE may not be changed orally.

      IN WITNESS WHEREOF, the RELEASOR has caused this RELEASE to be executed on April 11, 2002.


                                     /s/ Robert S. Ellin
                                     ----------------------------------
                                     Robert S. Ellin


                                     /s/ Nancy Ellin
                                     ----------------------------------
                                     Nancy Ellin



                                     Atlantis Equities, Inc.

                                     By: /s/ Robert Ellin
                                        -------------------------------
                                          Name: Robert Ellin
                                          Title: Managing Director



                                     Robert Ellin Family 1997 Trust

                                     By: /s/ Marvin Ellin
                                        -------------------------------
                                          Name: Marvin Ellin
                                          Title: Trustee



                                     Robert Ellin Profit Sharing Plan

                                     By: /s/ Robert Ellin
                                        -------------------------------
                                          Name: Robert Ellin
                                          Title: Trustee




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